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                                                                   EXHIBIT 10.17

                           COLLATERAL PROMISSORY NOTE

$5,104,593.75                                                    January__, 2005

     FOR VALUE RECEIVED, Epixtar Corp., a Florida corporation ("Epixtar" or the "Maker"), hereby promises to pay to (i) Steve Rasmussen, David Mullaney and Brad Yeater (the "Holder" or "Holders") according to the Percentages (as hereinafter defined) set forth below the principal sum of Five Million One Hundred Four Thousand Five Hundred Ninety Three Dollars and Seventy Five Cents ($5,104,593.75) in lawful money of the United States of America, subject to the terms and conditions of the Subordination Agreement executed by Holders on January 3, 2005. The Maker shall pay to each Holder directly, pursuant to payment instructions given by each Holder at the closing of the purchase and sale of Innovative Marketing Strategies, Inc. ("IMS"), his corresponding Percentage of each payment made pursuant to this non-interest bearing Collateral Promissory Note (the "Note"), and the Percentages of each of the Holders shall be as set forth below:

Steve Rasmussen                     70%
Brad Yeater                         21.1%
David Mullaney                      8.9%

     This Note is issued pursuant to an Acquisition Agreement dated as of November 29, 2004, among Epixtar and each Holder (the "Acquisition Agreement"), subject to set-offs as set forth in Article 10 thereof.

     The amount shall be paid in twenty-four (24) monthly installments of Two Hundred Twelve Thousand Six Hundred Ninety One Dollars and Forty One Cents ($212,691.41). beginning thirty (30) days after the closing date and thereafter on the same corresponding day of the month that the closing occurred, or next business day if said date falls on a weekend or holiday.

     All payments on this Note shall be made directly to each Holder and at such place in the United States of America as each Holder shall designate to the Maker in writing at the closing of the Acquisition Agreement. If any payment on this Note is due on a day that is not a business day, such payment shall be due on the next succeeding business day. To secure the payment of all the indebtedness under this Note, the shares of IMS have been placed in escrow and Maker has agreed to grant a security interest in the Shares pursuant to a Pledge and Escrow Agreement dated of even date herewith.

     The Maker may, without premium or penalty, at any time from time to time, prepay all or any portion of the outstanding balance due under this Note. Such prepayments shall be credited to succeeding installments due in chronological order or as the case may be.

Each of the following, if uncured, shall constitute an "Event of Default" under this Note: failure of the Maker to make any payment under this Note when due; or the appointment of a receiver for any part of Maker's property, any assignment for the benefit of Maker's creditors or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Maker, any of which are not dismissed within sixty (60) days; or a default under any other agreements between Maker and Holders that is not cured within any applicable cure period

     Maker shall have fifteen (15) business days after receipt of written notice from Holder of an Event of Default in which to cure the stated Event of Default. If Maker cures the stated Event of Default within the allotted fifteen (15) day cure period, the cured Event of Default will be deemed to have not occurred. Upon the occurrence of an Event of Default Holder may, by notice in writing to Maker (the "Acceleration Notice"), declare the entire principal amount of this note and all accrued interest to be immediately due and payable without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived.

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     Upon the occurrence or existence of an Event of Default, all outstanding principal of this Note shall be due and payable immediately, (i) without notice of default, declaration of acceleration of the amount, or other act on the part of the Holders and without the need for any consent thereto and (ii) without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Maker. Upon the occurrence of an Event of Default hereunder, any Holder may exercise any and all rights and remedies available to it under applicable law, including without limitation the right to collect from the Maker all sums due under this Note. The Maker shall be obligated to pay all reasonable costs and expenses, including attorneys' fees and costs, incurred by or behalf of any Holder in connection with any Holder's exercise of any or all of his rights and remedies under this Note, including without limitation any investigation by, enforcement by, or proceeding in connection with the rights of, a Holder under this Note.

     The provisions of this Note may be changed only by a written agreement executed by the Maker and by each Holder. This Note shall be binding on the Maker and the successors and assigns of Maker, and shall inure to the benefit of the Holders, their heirs, successors and assigns.

     The rights and remedies of a Holder under this Note shall be cumulative and not alternative. No waiver by a Holder of any right or remedy under this Note shall be effective unless in writing signed by a Holder. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege by a Holder will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of a Holder arising out of this Note can be discharged by Holder, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by Holder; (b) no waiver that may be given by a Holder will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on the Maker will be deemed to be a waiver of any obligation of the Maker or of the right of a Holder to take further action without notice or demand as provided in this Note.

     Any Holder may sell, assign, pledge or otherwise transfer all or any portion of its interest in this Note at any time or from time to time without prior notice to, or consent of, and without releasing any party liable or becoming liable hereon.

     If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     This Note shall be construed pursuant to the laws of the State of Florida and any action to enforce or interpret this Note may be brought in any court or other forum with competent jurisdiction. In connection with, and notwithstanding, the foregoing, the Maker specifically consents to any state or federal court of competent jurisdiction in the State of Florida and irrevocably waives any claim or defense of inconvenient forum or lack of personal jurisdiction in such forum or right of removal or right of jury trial under any applicable law or decision (or both).

         This Note is executed on _____________ [date].


Epixtar Corp.


By___________________

Name:
Title:

Title:

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